SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: April 21, 2003

CONSTAR INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	000-16496	13-1889304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA	(215) 552-3700	19154
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Item 5.    Other Events and Regulation FD Disclosure.

On April 21, 2003, Constar International Inc. (the “Company”) sent a notice to its directors and executive officers informing them that a blackout period will be in effect beginning on May 21, 2003 and ending on June 23, 2003 restricting them from purchasing, acquiring, selling, or otherwise transferring certain equity securities of the Company. This notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002. The Company received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 on April 16, 2003.

A copy of the notice provided to the Company’s directors and executive officers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)        Exhibits

99.1 Notice to directors and executive officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: April 21, 2003	By:	/s/ JAMES C. COOK
James C. Cook Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to directors and executive officers